AMENDMENT NO. 1 TO SEITEL, INC.
                        1998 EMPLOYEE STOCK PURCHASE PLAN


     Seitel, Inc., a Delaware corporation (the "Company"), hereby amends the Seitel, Inc. 1998 Employee Stock Purchase Plan (the "Plan") effective as of October 2, 1998. As amended hereby, all of the terms of the Plan shall remain in full force and effect.

1. Sections 9 and 10 of Article II of the Plan are hereby amended to read in their entirety as follows:

          (9) Promissory Note shall mean a promissory note in the form of Exhibit C hereto executed by an Eligible Employee as payment for Common Stock and Warrants purchased under the Plan.

          (10) Purchase Price shall mean, with respect to one share of Common Stock and one Warrant, the price equal to the closing price of a share of Common Stock as reported on the New York Stock Exchange on the day immediately preceding the Closing Date.


2. Article VII of the Plan is hereby amended to read in its entirety as follows:

                               VII. PAYMENT TERMS
                                    -------------

          The consideration for Shares of Common Stock and Warrants purchased under the Plan shall be payable pursuant to a Promissory Note in the form of Exhibit C hereto. The Promissory Note will bear interest at 4.0% per annum and be payable as follows: (i) 60 equal monthly payments of principal and interest calculated so as to pay interest as it accrues and to reduce the principal balance to 40% of the purchase price on the Stated Date, and
     (ii) all outstanding principal and accrued but unpaid interest shall be due on the Stated Date. Such payments shall be made by payroll deduction (one-half of such payment twice per month for non-commission employees, or the full amount of such payment monthly for commission employees). Notwithstanding the foregoing, (i) if an Eligible Employee receives commissions quarterly rather than monthly, the Eligible Employee may elect to defer monthly payments under the Promissory Note and instead make quarterly payments of accrued interest and principal at the time of payment of such quarterly commission, provided that such payment shall in any event be due on or before each April 30, July 30, October 30 and January 30 prior to the Stated Date, and (ii) if an Eligible Employee is eligible to receive an annual bonus from the Company pursuant to a written employment contract between the Company and the Eligible Employee, the Eligible Employee may elect to defer monthly payments under the Promissory Note and instead make annual payments of accrued interest and principal at the time of payment of such bonus, provided that such payment shall in any event be due on or before each March 15 prior to the Stated Date. If the Expiration Date occurs prior to the Stated Date, all amounts due under the Promissory Note shall become immediately due and payable on the Expiration Date. The Promissory Note will be secured by the Pledge, and the Company shall have an express contractual right of setoff against any amounts otherwise due to an Eligible Employee for any payments due under the Promissory Note, including any amounts due upon acceleration of the maturity thereof. Notwithstanding any other provision hereof, in the event that the amount of a paycheck, commission or bonus is not sufficient to discharge a payment due under the Promissory Note, the Eligible Employee will be required to pay any difference to the Company in cash at the time such payment is due.

3. The first paragraph of Section 1 of Exhibit B to the Plan is hereby amended to read in its entirety as follows:

          1. Subscription. Subject to the terms and conditions hereof and of the Seitel, Inc. 1998 Employee Stock Purchase Plan, (the "Subscriber") hereby
     irrevocably  subscribes for and agrees to purchase         shares of Common
                                                        -------
     Stock, par value $0.01 per share (the "Shares"), of Seitel, Inc., a Delaware corporation (the "Company"), and warrants to purchase an equal number of shares of Common Stock of the Company for $ per share (the
                                                             ---
     "Warrants") and agrees to become a shareholder of the Company and to be bound by the terms of this Subscription Agreement ("Agreement"). As consideration for the Shares and the Warrants, the Subscriber hereby delivers to the Company a duly executed Promissory Note in the amount of
     $          (the "Purchase Price").
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

4. Paragraph (a) of Section 3 of Exhibit B to the Plan is hereby amended to read in its entirety as follows:

          (a) The  Subscriber  has been provided  with a copy of the  prospectus
     dated September 14, 1998, and prospectus  supplement dated         ,  1998,
                                                                --------
     relating to the Shares and the Warrants.

5. The first and second paragraphs of Exhibit C to the Plan are hereby amended to read in their entirety as follows:

                                 (the  "Maker"),  for  value  received,   hereby
          --------------------
     promises to pay to the order of Seitel, Inc. (together with any successors or assigns, the "Payee"), at the time and in the manner hereinafter
     provided,   the   principal   sum  of                               Dollars
                                             --------------------------
     ($            ),  together  with  interest  computed  thereon  at the  rate
       ------------
     hereinafter provided. This Note shall be payable at the office of the Payee at 50 Briar Hollow Lane West, Houston, Texas 77027, or at such other address in Houston, Texas as the holder of this Note shall from time to time designate. This Note is made and issued as consideration for the purchase by the Maker of certain shares ("Shares") of common stock, par value $0.01 per share, of Payee (the "Common Stock") and certain warrants to purchase shares of Common Stock (the "Warrants") pursuant to the Payee's 1998 Employee Stock Purchase Plan.

          The outstanding principal amount of this Promissory Note shall bear interest from the date hereof at four percent (4.0%) per annum and be payable as follows: (i) 60 equal monthly payments of principal and interest
     of  $                and (ii) all  outstanding  principal  and  accrued but
          --------------
     unpaid interest shall be due on September __, 2003 (the "Stated Date"). Such monthly payments shall be made by payroll deduction (one-half of such payment twice per month for non-commission employees, or the full amount of such payment monthly for commission employees). Notwithstanding the foregoing, (i) if the Maker receives commissions quarterly rather than monthly, the Maker may elect to defer monthly payments under this Note and instead make quarterly payments of accrued interest and principal at the time of payment of such quarterly commission, provided that such payment shall in any event be due on or before each April 30, July 30, October 30 and January 30 prior to the Stated Date, and (ii) if the Maker is eligible to receive an annual bonus from the Payee pursuant to a written employment contract with Payee, the Maker may elect to defer monthly payments under this Note and instead make annual payments of accrued interest and principal at the time of payment of such bonus, provided that such payment shall in any event be due on or before each March 15 prior to the Stated Date. Notwithstanding any other provision hereof, in the event that the amount of a paycheck, commission or bonus is not sufficient to discharge a payment due hereunder, the Maker shall be required to pay any difference to the Company in cash at the time such payment is due. All payments hereunder shall be applied first to accrued interest and the balance, if any, shall be applied to reduce the principal amount hereof. If the period during which the Maker may exercise the Warrants expires on a date (the "Expiration Date") prior to the Stated Date, all amounts due under this Note shall become immediately due and payable on the Expiration Date.

6. The first paragraph of Exhibit D to the Plan is hereby amended to read in its entirety as follows:

          I have on this date executed a promissory note in the principal amount
     of $            (the "Note") as consideration  for              shares (the
         -----------                                    ------------
     "Shares") of common stock, par value $0.01 per share, of Seitel, Inc. (the "Company"), and warrants to purchase such Stock (the "Warrants," and together with the Stock, the "Securities") purchased by me from the Company pursuant to the Seitel, Inc. 1998 Employee Stock Purchase Plan.

7. This Amendment No. 1 is adopted as and shall constitute an amendment to the Plan, and shall be construed in connection with and as a part of the Plan. Except as specifically amended by this Amendment No. 1, all of the terms and provisions of the Plan shall remain in full force and effect. In the event of any conflict between the terms of the Plan and the terms of this Amendment No. 1, the terms of this Amendment No. 1 shall apply.